Exhibit 4.7

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (the "Agreement"), dated as of [DATE], by and among Bonds.com Holdings, Inc., a Delaware corporation (the "Company"), and the buyers set forth on Schedule A hereto (each, a "Buyer", and collectively, the "Buyers").

WHEREAS:

A. The Company wishes to sell and each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, that aggregate number of Units set forth opposite such Buyer's name on Schedule A attached hereto. As used herein, a "Unit" shall consist of (i) 15,105 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") at a price per share equal to $3.31, and (ii) a warrant, in substantially the form attached hereto as Exhibit A (a “Warrant”) to acquire 7,553 shares of Common Stock at an exercise price of $4.14 per share. Each Warrant shall be exercisable to purchase shares of Common Stock upon the terms and conditions set forth in the Warrants. The shares of Common Stock to be issued hereto are referred to herein as the “Shares” and the shares of Common Stock to be issued upon exercise of a Warrant are referred to herein as the “Warrant Shares”.

B. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

C. Certain of the Buyers herein are holders of promissory notes from the Company (the “Authorized Promissory Notes”), and such Buyers are set forth on Schedule B hereto (the “Authorized Note Holders”) along with the amounts that the Company owes such Buyers pursuant to the Authorized Promissory Notes.

D. Contemporaneously with the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Company has entered into a Second Amended and Restated Stockholders Agreement, dated on or about the date hereof, with certain stockholders of the Company (the “Stockholders’ Agreement”); concurrently with the Closing, the Buyers hereto will execute and deliver a signature page to the Stockholders’ Agreement and become Investors as set forth therein.

F. Keating Securities, LLC (the “Placement Agent”) has been retained by the Corporation as exclusive placement agent for the offer and sale of the Units for an amount up to $4,000,000. The Units will be offered by the Placement Agent on a "best efforts" basis.

G. The Units, the Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and Buyer hereby agree as follows:

1. PURCHASE AND SALE OF UNIT.

(a) Purchase of Unit.

(i) Units. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer, and each Buyer agrees to purchase from the Company on the Closing Date (as defined below), the Units.

(ii) Initial Closing. The date and time of the initial Closing shall be 10:00 a.m., Eastern Standard Time, on October 19, 2007 (or such later date as is mutually agreed to by the Company and Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 7 and 8 below (the “Initial Closing Date”), at the offices of Rele & Becker LLC, 1375 Broadway, Suite 1400, New York, New York. Alternatively, the Closing can take place by the exchange of final executed closing documents between legal counsel for the Company and Buyer.

(iii) Additional Closings. During the period commencing on the Initial Closing Date and ending November 15, 2007 (the “Additional Sale Period”), the Company may offer for sale and sell pursuant to this Agreement additional Units (the “Additional Units”), up until $4,000,000 of Units have been sold (including the Units sold on the Initial Closing Date), on the terms and subject to the conditions set forth in this Agreement; provided; however, that no such sale shall be consummated subsequent to the end of the Additional Sale Period. The closing or closings hereunder during the Additional Sale Period with respect to the purchase and sale of Additional Units (each of said closings being sometimes hereinafter referred to as an "Additional Closing Date," and together with the Initial Closing Date, the “Closing Date”), if any, shall take place at the offices of Buyer’s or by the exchange of final executed closing documents between legal counsel for the Company and Buyer on a business day mutually acceptable to the Company and Buyer.

(iv) Purchase Price. The purchase price for each Unit (the "Purchase Price") shall be Fifty Thousand Dollars ($50,000).

(b) Form of Payment. On the Closing Date, subject to the satisfaction of the conditions to closing, (i) each Buyer shall deliver by wire transfer to an account designated by the Company, no later than the close of business on the Closing Date the aggregate Purchase Price for the Units and (ii) each of the Authorized Note Holders shall deliver their Authorized Promissory Notes to the Company.

(c) Delivery of Common Stock and Warrant to the Buyers. On the Closing Date, the Company shall deliver to each Buyer (i) a stock certificate representing that number of shares of Common Stock set forth opposite such Buyer’s name on Schedule A hereto, registered in the name of such Buyer and dated the Closing Date and (ii) a Warrant for the number of shares set forth opposite such Buyer’s name on Schedule A hereto, against receipt by the Corporation of the consideration set forth in Section 1(b) above.

(d) Additional Buyers.

(i) Upon the sale of Additional Units during the Additional Sale Period, such additional Buyers shall be deemed a Buyer hereunder and under the Registration Rights Agreement and Stockholders’ Agreement, bound by the applicable terms and provisions of this Agreement, the Registration Rights Agreement and the Stockholders’ Agreement, subject to all the obligations and duties imposed upon, and entitled to all rights and benefits accorded to, the Buyers generally under this Agreement, the Registration Rights Agreement, and the Stockholders’ Agreement to the same extent as if originally named herein and therein as a Buyer.

(ii) In connection with the sale and delivery of Additional Units, the Company and each additional Buyer shall execute and deliver a supplement to this Agreement (a “Supplement”), reflecting the name and address of such additional Buyer, the number of Additional Units purchased thereunder and such other changes as are necessary to reflect the consummation of the transactions contemplated hereby and intervening events between the date hereof and the date of such sale. Thereupon, Schedule A hereto shall be deemed automatically and without further action on the part of the parties hereto amended to reflect the issuance of the Additional Units to such additional Buyers.

2. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants that:

(a) No Sale or Distribution. Buyer is acquiring the Units, Shares, Warrant, and upon exercise of the Warrant, will acquire the Warrant Shares issuable upon exercise of the Warrant, as the case may be, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time and from time to time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents (as defined in Section 3(b)). Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and has executed an accurate, true and complete Investor Suitability Questionnaire in the form of Exhibit C hereto.

(c) Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(d) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained herein. Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Buyer understands that the Shares and the Warrant and, until such time as the resale of the Shares or Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Shares and Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(h) Validity; Enforcement. This Agreement and the Transaction Documents to which Buyer is a party have been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Buyer that, as of the date hereof and as of the Closing Date as follows (which representations and warranties shall be deemed to apply, where noted, to each subsidiary of the Company:

(a) Organization and Qualification. The Company and its Subsidiaries (as set forth on Schedule 3(a) hereto) are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the State of Delaware and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Stockholders’ Agreement, the Warrant and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units, the Shares and the Warrant, and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrant, have been duly authorized by the Company's Board of Directors and other than as set forth in Section 3(e), no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities. The issuance, sale and delivery of the Shares and the Warrants have been duly authorized by all requisite corporate action of the Company, and the Warrant Shares have been reserved for issuance pursuant to this Agreement, and when issued, sold and delivered in accordance with the terms of this Agreement, the Warrant and the Certificate of Incorporation, the Shares and the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of the Corporation or others, except as set forth in this Agreement or in the Stockholders’ Agreement, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by the Company. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Unit, the Shares and the Warrant and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default or breach (or an event which with notice or lapse of time or both would become a default or breach) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violations conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof

(f) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of the Placement Agent's fees. Other than the Placement Agent, no person or entity acting on behalf of or under the authority of the Company is or will be entitled to any broker’s, finder’s or similar fee or commission in connection with the transactions contemplated under this Agreement.

(g) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company such that registration of any Securities would be required under the 1933 Act.

(h) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrant will increase in certain circumstances as explicitly provided under the terms of the Warrant. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrant in accordance with this Agreement and the terms of the Warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(i) Financial Statements. The Company has furnished to the Buyers true and complete copies of the Company’s unaudited balance sheet as of and for the years ended December 31, 2005, December 31, 2006 and the nine-month period ended September 30, 2007, and profit and loss statements as of and for the years ended December 31, 2005, December 31, 2006 and the nine-month period ended September 30, 2007 (the “Financial Statements”). The Financial Statements, together with any notes thereto, are complete and correct in all respects and present fairly the consolidated financial position of the Company as of the dates specified and the results of its operations and cash flows for the periods specified, in each case in conformity with GAAP applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

(j) Absence of Certain Changes. Except as set forth on Schedule 3(j), since September 30, 2007, there has been no event, act, condition or occurrence which has resulted in a Material Adverse Effect in the business, properties, operations, condition (financial or otherwise), or results of operations the Company or its Subsidiaries that has affected the Company in a manner materially different than similarly-situated companies. Except as disclosed in Schedule 3(j), since September 30, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(k) No Undisclosed Liabilities. Except as set forth in the Financial Statements and except for the Authorized Promissory Notes, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, whether known or unknown, asserted or unasserted, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, contingent or otherwise, other than liabilities and obligations that arose in the ordinary course of business.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) Transactions With Affiliates. Other than as set forth on Schedule 3(n), none of the officers, directors or, to the Company’s knowledge, employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o) Equity Capitalization.

The authorized capital stock of the Company immediately prior to the Initial Closing Date consists of 15,000,000 shares of Common Stock, $0.0001 par value, of which 7,866,767 are issued and outstanding, and 301,613 shares are reserved for issuance upon exercise of outstanding options issued pursuant to the Company’s 2007 Equity Incentive Plan. Except as disclosed in Schedule 3(o) or as set forth in the Stockholders’ Agreement: (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (v) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to Buyer true, correct and complete copies of the Company's Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(p) Indebtedness and Other Contracts. Except as set forth in the Financial Statements, disclosed in Schedule 3(p), or incurred in the ordinary course of business, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(q) Absence of Litigation. Except as set forth in Schedule 3(q), there is no action, suit, proceeding, inquiry or investigation pending before any court, public board, government agency, self-regulatory organization or body or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, the Common Stock of the Company or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors.

(r) Insurance. Each of the Company and its Subsidiaries has in full force and effect the insurance policies set forth in Schedule 3(r). Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. To the Company’s knowledge, no executive officer of the Company or any of its Subsidiaries, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the sole fact that the executive officer continues to be employed by the Company does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries, to their knowledge, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t) Title. The Company and its Subsidiaries own no real property and have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights set forth on Schedule 3(u) hereto ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. None of the Company's registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(v) Environmental Laws. The Company and its Subsidiaries, to their knowledge, (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply except where the failure to do so would not have a Material Adverse Effect on the Company or its Subsidiaries. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(x) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(y) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(z) Disclosure. The Company understands and confirms that Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Buyer regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(aa) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.

(bb) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity not disclosed in the Financial Statements or that otherwise would be reasonably likely to have a Material Adverse Effect.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D (if required) with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

(c) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital purposes for use in connection with the development and expansion if its business and for the repayment of up to $500,000 of indebtedness owed by the Company to certain founders, officers and/or directors of the Company.

(d) Financial Information. Until the earlier to occur of the following: (i) such time that the Company merges with and into IPORUSSIA, Inc. or (ii) such time that the Company files financial statements with periodic reports required by the Securities Exchange Act of 1934, as amended, the Company shall furnish the following information to the Buyers:

(i) Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto, audited by a nationally recognized independent accounting firm or any other independent accounting firm approved by the Board.

(ii) Within forty-five (45) days after the end of each of the first three (3) quarterly accounting periods in each fiscal year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period, and unaudited [consolidated] statements of income and cash flows of the Company and its Subsidiaries for such fiscal period, prepared in accordance with GAAP, applied on a consistent basis during the periods involved, subject to normal year-end audit adjustments.

(e)  Fees. The Company shall be responsible for the payment of the Placement Agent's fees, if any, arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Each party shall pay all its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

(f) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance the number of shares of Common Stock issuable upon exercise of the Warrant issued at the Closing.

(g) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(h) D&O Insurance. As soon as practicable, the Company shall use reasonable commercial efforts to retain directors and officers insurance coverage for its directors and officers in coverage and amounts presently in force.

5. REGISTER AND TRANSFER OF SECURITIES.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Unit and the Shares and the Warrant that comprise the Unit in which the Company shall record the name and address of the Person in whose name the Unit, Shares and Warrant have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of Buyer or its legal representatives.

(b) Restrictions on Transfer. Each Buyer acknowledges that the Shares, the Warrants, and the Warrant Shares have not been and will not be registered under the 1933 Act, that such shares and Warrants are being or will be issued pursuant to an exemption from registration under the 1933 Act and that such Shares, Warrants and Warrant Shares constitute “restricted securities” under Rule 144. Accordingly, the Shares, Warrants and Warrant Shares held by the Buyers shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a “Transfer”) except upon the conditions specified in this Section 5 (which provides for certain additional restrictions on transfer), which conditions are intended to ensure compliance with the provisions of the 1933 Act and this Agreement.

(c) Restrictive Legend. Each certificate for Shares, Warrants or Warrant Shares to be held by the Buyers and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 5(d) and 5(e)) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES OR “BLUE-SKY” LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 5 OF THE INVESTMENT AGREEMENT AMONG BONDS.COM HOLDINGS, INC. AND THE OTHER PARTIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF ALL APPLICABLE CONDITIONS, BONDS.COM HOLDINGS, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF.”

(d) Notice of Transfer. Each Buyer agrees, prior to any Transfer of the Shares, the Warrants or the Warrant Shares to give written notice to the Company of such Buyer’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 5. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), such proposed Transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities or “blue-sky” laws of any relevant state of the United States; provided, however, that no such opinion of counsel shall be necessary for a Transfer by a Buyer that is a partnership to a partner, retired partner or entity thereof upon an approved distribution thereto under the applicable partnership agreement. Such Buyer shall thereupon be entitled to Transfer such shares in accordance with the terms of the notice delivered by it to the Company. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such shares (and each certificate or other instrument evidencing any untransferred balance of such shares) shall bear the legend set forth in Section 5 unless (a) in such opinion of counsel registration of any future Transfer is not required by the applicable provisions of the Securities Act and applicable state securities or “blue-sky” laws or (b) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made as reasonably determined by the Company in compliance with the requirements of Rule 144. No Buyer shall Transfer any Shares, Warrants or Warrant Shares until such opinion of counsel has been given (unless waived by the Company or unless such opinion is not required in accordance with the provisions of this Section 5).

(e) Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by this Section 5 upon the transferability of any shares of the capital stock of the Company held by the Buyers shall cease and terminate when (a) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the 1933 Act or as otherwise contemplated by Section 5(d) and, pursuant to Section 5(d), the securities so transferred are not required to bear the legend set forth in Section 5(d) or (b) the holder of such shares has met the requirements for Transfer of such shares pursuant to subparagraph (k) of Rule 144 within any consecutive three (3) month period without volume or manner of sale limitations. Whenever the restrictions imposed by this Section 5 shall terminate, as herein provided, each Buyer holding shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 5(c) and not containing any other reference to the restrictions imposed by this Section 5.

6. CONFIDENTIALITY.

Each Buyer agrees to and shall keep strictly confidential and will not disclose, use or divulge any confidential, proprietary or secret information which such Buyer has obtained in the course of the negotiation and consummation of the transactions contemplated hereby or may obtain from the Company, including, by way of example and not in limitation thereof, the terms of this Agreement and the Stockholders’ Agreement, Registration Rights Agreement, financial statements, reports and other information and materials submitted by the Company as required hereunder, unless required to be disclosed by law or pursuant to any judgment, order, subpoena or decree of any court having competent jurisdiction; provided the Buyer gives the Company reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent and only disclose the confidential information necessary to comply with such judgment, order, subpoena or decree, or unless such information is already known to the Buyer or is or becomes publicly known, or unless the Company provides its written consent to the Investor’s release of such information, except that no such written consent shall be required (and Buyer shall be free to release such information) if such information is to be provided to an Buyer ‘s lawyer or accountant, or in the case of a Buyer that is a limited partnership, to such Buyer’s limited partners (except that the information provided to such limited partners shall be limited to summary financial data of the Company and a general description of the Company’s business performance); provided such recipient is advised of the confidential nature of such information. Each Buyer acknowledges that such information is for its use solely in connection with evaluating its investment in the Company.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(i) Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The representations and warranties of Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

(iii) Each Buyer shall have delivered the full consideration payable by each Buyer hereunder as specified in Section 1 herein.

8. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to Buyer (i) each of the Transaction Documents, (ii) the Shares, and (iii) the Warrant being purchased by Buyer at the Closing pursuant to this Agreement.

(ii) The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Initial Closing Date.

(iii) The Company shall have delivered to Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within 10 days of the Initial Closing Date.

(iv) The Company shall have delivered to Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Initial Closing Date.

(v) The Company shall have delivered to Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit D.

(vi) Other than as set forth in the applicable Supplement, the representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(vii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Buyer, the Company, their affiliates and Persons acting on their behalf with respect to this transaction and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this section shall be binding on Buyer and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, and the holders of the Warrants. The Company has not, directly or indirectly, made any agreements with Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:

Bonds.com Holdings, Inc.
1515 S. Federal Highway
Suite 212A
Boca Raton, FL 33432
Attn: John Barry IV

with a copy to:

Rele & Becker LLC
1375 Broadway, Suite 1400
New York, NY 10018
Attn: David Becker, Esq.

If to a Buyer, to its address and facsimile number set forth on Schedule A attached hereto, with copies to such Buyer's representatives as set forth on Schedule A, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of Shares or Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and Buyer contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5, 6 and 9(k) shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation, warranty, or covenant made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

(ii) In consideration of Company’s execution and delivery of the Transaction Documents, each of the Buyers shall, severally and not jointly, defend, protect, indemnify and hold harmless Company and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Company Indemnified Liabilities"), incurred by any Company Indemnitee as a result of, or arising out of, or relating to any misrepresentation or breach of any representation, warranty, or covenant made by the Buyers in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Buyers may be unenforceable for any reason, the Buyers shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities that is permissible under applicable law.

 Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to Buyer. The Company therefore agrees that Buyer shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Agent for Service of Process The Corporation Trust Company is currently the Company’s agent for the receipt of service of process, located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware in the County of New Castle. The Company agrees that any document may be effectively served in connection with any action, suit or proceeding in the United States by service on its agent. Buyer consents and agrees that the Company may, in its reasonable discretion, appoint a substitute agent for the receipt of service of process located within the Untied States with notice to the Secretary of State of Delaware, and that upon such appointment, the appointment of The Corporation Trust Company as agent may be revoked.

(p) Currency. As used herein, "Dollar", "US Dollar" and "$" each mean the lawful money of the United States.

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

COMPANY: BONDS.COM HOLDINGS, INC.

By:	/s/ John Barry IV
Name: John Barry IV
Title: Chief Executive Officer

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

BUYER:

By:
Name:
Title: